UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

TELEPHONE AND DATA SYSTEMS, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	36-2669023

(State of Incorporation or Organization)	(IRS Employer Identification no.)

30 North LaSalle Street Chicago, Illinois 60602 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES: N/A

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Special Common shares, par value $0.01	American Stock Exchange

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

        A description (the “Description”) of the Registrant’s Special Common Shares, par value $0.01 per share, appearing under the caption “Proposal 1 – Special Common Share Proposal” in the Registrant’s Proxy Statement dated March 14, 2005, is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating the Description is deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

1.	Restated Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant’s report on Form 8-A/A filed on July 10, 1998, is incorporated by reference herein.

2.	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, is incorporated by reference herein.

3.	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant in the form attached hereto as Exhibit 3.

4.	Restated Bylaws, as amended, filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, are incorporated by reference herein.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.

Date: April 11, 2005	By:	/s/ D. Michael Jack

Name: D. Michael Jack Title: Senior Vice President and Corporate Controller

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Exhibit Index

Exhibit Number	Description of Exhibit

1.	Restated Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant’s report on Form 8-A/A filed on July 10, 1998, is incorporated by reference herein.

2.	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, is incorporated by reference herein.

3.	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant in the form attached hereto as Exhibit 3.

4.	Restated Bylaws, as amended, filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, are incorporated by reference herein.

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